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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

              TRC COMPLETES $15 MILLION PRIVATE PLACEMENT FINANCING

WINDSOR, CT, DECEMBER 19, 2001-TRC (NYSE:TRR) today announced the completion of a private placement of $15 million of a newly designated class of preferred stock with Fletcher International, Ltd., an affiliate of Fletcher Asset Management, Inc. in New York City.

"This transaction will allow TRC to continue to make the strategic and accretive acquisitions that are part of our balanced growth plan while maintaining a conservative debt position." said TRC's Chairman, President and CEO Dick Ellison. Mr. Ellison continued "the direct placement process with Fletcher allowed us to complete the transaction on terms that are favorable for our existing shareholders with minimum diversion of management's time. TRC's approach to this transaction was consistent with our usual philosophy of maintaining focus on market opportunities and solutions for our customers. We are happy to be partnering with the well-respected Fletcher organization."

The transaction involved the sale of 15,000 shares of a new Series A-1 Cumulative Convertible Preferred Stock at $1,000 per share. The new preferred stock is convertible into TRC common stock at a conversion price of $57.94 per share, which represents a 20% premium to the volume weighted average price of TRC's common stock on December 13, 2001. TRC also granted Fletcher the right, commencing on December 15, 2002 and ending on December 14, 2003, to purchase up to 10,000 shares of one or more additional series of Series A Preferred Stock having similar terms and conditions as the Series A-1 Cumulative Convertible Preferred Stock, at a price of $1,000 per share.

The Series A-1 Cumulative Convertible Preferred Stock issued to Fletcher has a five-year term with a 4% annual dividend, which is payable at TRC's option in either cash or common stock. TRC will have the right to redeem the Series A-1 Cumulative Convertible Preferred Stock for cash once the price of its common stock reaches certain predetermined levels. Following 48 months of issuance, the Series A-1 Cumulative Convertible Preferred Stock is redeemable by Fletcher in common stock. On the five-year expiration date, any shares of Series A-1 Cumulative Convertible Preferred Stock still outstanding are to be mandatorily redeemed, at TRC's option, in either cash or shares of common stock. The resale of the shares of common stock issuable in connection with the transaction will be registered with the Securities and Exchange Commission.

For a complete description of the terms of the private placement, please consult TRC's Current Report on Form 8-K which is to be filed with the Securities and Exchange Commission.

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About TRC

TRC provides technical, financial risk management and construction services to industry and government, primarily in the United States market. The Company's main focus is in the areas of infrastructure improvements and expansions, environmental management and power development and conservation. More information on TRC Companies, Inc. can be found on its website, WWW.TRCSOLUTIONS.COM.

About Fletcher
Fletcher International, Ltd. and other affiliates of New York investment firm Fletcher Asset Management, Inc. make direct investments in a wide range of established and growing public companies in a variety of industries. More information about Fletcher International, Ltd. and Fletcher Asset Management, Inc. may be found on their website, WWW.FLETCHER.COM.

For more information, contact Dick Ellison at (949) 727-7316.

FORWARD LOOKING STATEMENTS
CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY RELATE TO FUTURE EVENTS AND EXPECTATIONS AND AS SUCH CONSTITUTE "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS AND TO VARY SIGNIFICANTLY FROM REPORTING PERIOD TO REPORTING PERIOD. SUCH FACTORS INCLUDE, AMONG OTHERS, REGULATORY UNCERTAINTY, FUNDING FOR GOVERNMENT PROJECTS, LEVEL OF DEMAND FOR THE COMPANY'S SERVICES, PRODUCT ACCEPTANCE, COMPETITION FROM OTHER COMPANIES DOING BUSINESS IN THE SAME MARKET SEGMENTS AS THE COMPANY WHO HAVE GREATER RESOURCES THAN THE COMPANY, ECONOMIC, AND GEOPOLITICAL CONDITIONS AFFECTING THE COMPANY'S TARGET MARKETS, THE ABILITY TO ATTRACT AND RETAIN KEY SCIENTIFIC, TECHNICAL AND MANAGEMENT PERSONNEL AND THE AVAILABILITY OF CAPITAL UPON FAVORABLE TERMS. SEE ADDITIONAL DISCUSSION IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.